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HEALTHAXIS INC.                                                       EXHIBIT 11
COMPUTATION OF EARNINGS (LOSS) PER SHARE

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(In thousands except per share data)                        Three Months Ended September 30,       Nine Months Ended September 30,
                                                                  2000            1999                 2000              1999
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
Primary Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                   ($6,929)        ($23,096)           $  (31,990)        $ (36,536)
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WEIGHTED AVERAGE SHARES:
   Common stock                                                  13,098           12,462                13,079            12,021
   Common stock equivalents applicable to stock
       options and warrants                                                                                  *                 *
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      Total                                                      13,098           12,462                13,079            12,021
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PRIMARY EARNINGS (LOSS) PER SHARE:                                (0.53)        $  (1.85)           $    (2.45)        $   (3.04)

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Fully Diluted Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                    (6,929)        $(23,096)           $  (31,990)        $ (36,536)
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WEIGHTED AVERAGE SHARES:
   Common stock                                                  13,098           12,462                13,079            12,021
   Common stock equivalents applicable to stock
       options and warrants                                           *                *                     *                 *
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      Total                                                      13,098           12,462                13,079            12,021
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FULLY DILUTED EARNINGS (LOSS) PER SHARE:                          (0.53)        $  (1.85)           $    (2.45)        $   (3.04)
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   *  Anti-dilutive;  therefore effects have been excluded.